Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Prospectus Supplement of our report dated October 31, 2011, with respect to the consolidated financial statements of Pure Bioscience, Inc., appearing in the Annual Report on Form 10-K of Pure Bioscience, Inc. for the year ended July 31, 2011, and to the reference to us under the heading “Experts” in this Prospectus Supplement.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
September 11, 2012